================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ---------------

                                  SCHEDULE 14A
                                 (Rule 14A-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                                ---------------

                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by registrant [x]
Filed by a party other than registrant [  ]


Check the appropriate box:

[ ]      Preliminary proxy statement
[x]      Definitive proxy statement
[ ]      Definitive additional materials
[ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
[ ]      Confidential, for Use of the Commission Only
         (as permitted by Rule 14a-6(e)(2))


                       VOLT INFORMATION SCIENCES, INC.
                (Name of Registrant as Specified in Its Charter)


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

                                ---------------

Payment of Filing Fee (Check the appropriate box):


[ ]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.


[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

          (1) Title of each class of securities to which transaction applies:
          (2) Aggregate number of securities to which transaction applies:
          (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
          (4) Proposed maximum aggregate value of transaction:
          (5) Total fee paid:


[x]  Fee paid previously with preliminary materials.


[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of the filing.

          (1) Amount Previously Paid:
          (2) Form, Schedule or Registration Statement No.:
          (3) Filing Party:
          (4) Date Filed:


================================================================================

                         VOLT INFORMATION SCIENCES, INC.

                           1221 AVENUE OF THE AMERICAS

                          NEW YORK, NEW YORK 10020-1579

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                  JUNE 28, 1996

To the Shareholders of
VOLT INFORMATION SCIENCES, INC.

         The Annual Meeting of Shareholders of Volt Information Sciences, Inc. (the "Company") will be held at Volt Corporate Park, 1st Floor Atrium, 2401 N. Glassell Street, Orange, California, on Friday, June 28, 1996, at 10:00 A.M. California time to consider the following:

         1. The election of three Class I directors to serve until the 1998 Annual Meeting of Shareholders and until their respective successors are elected and qualified;

         2. A proposal to authorize an amendment to the Company's Certificate of Incorporation to increase the number of shares of Common Stock which the Company is authorized to issue from 15,000,000 shares to 30,000,000 shares;

         3. A proposal to ratify the action of the Board of Directors in appointing Ernst & Young LLP as the Company's independent auditors for the fiscal year ending November 1, 1996; and

         4. Such other business as may properly come before the meeting or any adjournments or postponements thereof.

         Only shareholders of record at the close of business on May 30, 1996 will be entitled to notice of and to vote at the meeting.

         You are cordially invited to attend the meeting. Whether or not you plan to be present, kindly fill out and sign the enclosed Proxy exactly as your name appears on the Proxy, and mail it promptly in order that your vote can be recorded. A return envelope is enclosed for your convenience and requires no postage if mailed within the United States. The giving of this Proxy will not affect your right to vote in person in the event that you find it convenient to attend the meeting.

                                              By Order of the Board of Directors


                                                          Jerome Shaw,
                                                           Secretary




New York, New York
June 6, 1996

                         VOLT INFORMATION SCIENCES, INC.
                                 PROXY STATEMENT

                                       FOR

                         ANNUAL MEETING OF SHAREHOLDERS

         This Proxy Statement, to be mailed on or about June 6, 1996, is furnished in connection with the solicitation by the Board of Directors of Volt Information Sciences, Inc., a New York corporation (the "Company"), of Proxies in the accompanying form ("Proxy" or "Proxies") for use at the Annual Meeting of Shareholders of the Company to be held on June 28, 1996 and at any adjournments or postponements thereof (the "Annual Meeting").

         Only holders of record of the Company's Common Stock as of the close of business on May 30, 1996 are entitled to notice of and to vote at the Annual Meeting. As of the close of business on such date, there were issued and outstanding 9,687,543 shares of Common Stock of the Company. Each such issued and outstanding share of Common Stock is entitled to one vote upon each matter to be acted upon at the Annual Meeting. The presence, in person or by proxy, of the holders of at least 35% of the total issued and outstanding shares of Common Stock entitled to vote at the Annual Meeting will constitute a quorum for the transaction of business.


         All Proxies received will be voted in accordance with the specifications made thereon or, in the absence of specification, (a) for the election of all nominees named herein to serve as directors, (b) for the proposal to amend the Company's Certificate of Incorporation to increase the number of shares of Common Stock which the Company is authorized to issue and
(c) in favor of the proposal to ratify the appointment of independent auditors. Abstentions and broker non-votes with respect to any matter are not considered votes cast with respect to that matter, but are counted in determining a quorum. Proxies may be revoked at any time prior to their exercise by written notification to the Secretary of the Company at the Company's principal executive offices located at 1221 Avenue of the Americas, New York, New York 10020-1579, by voting at the Annual Meeting or by submitting a later dated proxy.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                        OWNERS, MANAGEMENT AND NOMINEES


         The following table sets forth information, as of April 30, 1996 (except as noted below), with respect to the beneficial ownership of the Company's Common Stock, its only class of voting or equity securities, by (a) each person who is known to the Company to own beneficially more than five percent of the Company's outstanding shares of Common Stock, (b) each of the directors of the Company (each of whom is to be nominated for election as a director at, or will continue as a director after, the Annual Meeting), (c) each of the executive officers named in the Summary Compensation Table which appears under the caption "Executive Remuneration" and (d) all directors and officers as a group:



NAME AND ADDRESS OF                     AMOUNT AND NATURE             PERCENT OF
  BENEFICIAL OWNER                  OF BENEFICIAL OWNERSHIP(1)         CLASS(2)



William Shaw                               2,486,160 (3)(4)             25.4%
1221 Avenue of the Americas
New York, NY 10020

Jerome Shaw                                2,162,295 (3)(5)             22.1%
2401 N. Glassell St.
Orange, CA 92665

Westport Asset Management, Inc.              487,850 (6)                5.0%
253 Riverside Avenue
Westport, CT 06880

James J. Groberg                               1,957 (3)                 *
Irwin B. Robins                               17,498                     *
John R. Torell, III                            2,000                     *
Mark N. Kaplan                                 2,000                     *
Howard B. Weinreich                            5,292 (3)                 *

All Executive Officers and Directors       4,682,003 (3)(7)            47.3%
as a Group  (10 persons)


- -----------------------------------------
Footnotes on following page

(1) Except as noted, the named beneficial owners have sole voting and dispositive power with respect to their respective beneficially owned shares.

(2) Asterisk indicates less than 1%. Shares reflected as owned by a person but which are issuable upon exercise of options are considered outstanding only for the purpose of computing the percentage of outstanding Common Stock which would be owned by the optionee if the options were so exercised, but (except for the calculation of beneficial ownership by all executive officers and directors as a group) are not considered outstanding for the purpose of computing the percentage of outstanding Common Stock owned by any other person.

(3) Includes shares issuable upon the exercise of the portion of options granted by the Company (each of which is exercisable in full) as follows: William Shaw, 100,000; Jerome Shaw, 100,000; Howard B. Weinreich, 2,000; and all executive officers and directors as a group, 202,000.

(4) Includes 66,374 shares owned of record by Mr. Shaw as sole trustee of a trust for the benefit of his wife. Mr. Shaw disclaims beneficial ownership of these shares.

(5) Includes (i) 1,876,130 shares owned of record by Mr. Shaw and his wife as trustees of a revocable trust for their benefit, as to which they have shared voting and investment power (pursuant to the terms of the trust, Mr. Shaw may demand that these shares be transferred to him at any time) and (ii) 157,500 shares owned of record by Mr. Shaw and his wife as trustees of a trust for the benefit of one of their children, as to which Mr. and Mrs. Shaw may be deemed to have shared voting and investment power (the inclusion of which 157,500 shares is not an admission of beneficial ownership thereof). Excludes 4,500 shares owned of record by Mr. Shaw's wife, as to which Mr. Shaw disclaims beneficial ownership.

(6) Based on information contained in a Schedule 13G dated February 14, 1996 filed by Westport Asset Management, Inc. ("Westport"), an investment advisor registered under the Investment Advisers Act of 1940 containing information as at December 31, 1995. According to the
         Schedule 13G, Westport has shared voting power and shared dispositive power with respect to 471,050 of these shares. Most of the shares are held in certain discretionary managed accounts of Westport, but the
         Schedule 13G reports 16,800 shares are beneficially owned by officers and shareholders of Westport, who disclaim the existence of a group.

(7) Excludes 4,500 shares owned beneficially by the spouse of a director and executive officer, as to which shares such director and executive officer disclaims beneficial ownership.

                              ELECTION OF DIRECTORS

         The Company's Board of Directors consists of six directors, divided into two classes. The terms of office of Class I and Class II directors expire at the 1996 and 1997 Annual Meeting of Shareholders, respectively. At each annual meeting, directors are chosen to succeed those in the class whose term expires at that annual meeting to serve for a term of two years each and until their respective successors are elected and qualified.

         Unless otherwise directed, persons named in the enclosed Proxy intend to cast all votes pursuant to Proxies received for the election as directors of Irwin B. Robins, John R. Torell III and Mark N. Kaplan as Class I directors, each to serve until the 1998 Annual Meeting of Shareholders and, in each case, until his successor is elected and qualified (such persons being hereinafter referred to as "nominees"). Each of the directors of the Company was elected by the Company's shareholders. Each nominee has indicated his availability to serve as a director. In the event that any of the nominees should become unavailable or unable to serve for any reason, the holders of the Proxies have discretionary authority to vote for one or more alternate nominees who will be designated by the Board of Directors.

         A plurality of the votes cast at the Annual Meeting in person or by proxy is required for the election of each nominee. Votes withheld will have no effect on the outcome of the election of directors.

BACKGROUND OF NOMINEES AND CONTINUING DIRECTORS

         NOMINEES (CLASS I)

         IRWIN B. ROBINS, 61, has been a Senior Vice President of the Company for more than the past five years and has been employed in executive capacities by the Company since 1980. He has served as a Director of the Company since 1981.

         JOHN R. TORELL III, 56, has been a Director of the Company since October 1989. He has been Chairman of Torell Management, Inc. (financial advisors) since 1991 and was Chairman of Fortune Bancorp (a savings and loan holding company) from 1990 to 1994. He is also a former President of Manufacturers Hanover Corporation (a bank holding company) and Manufacturers Hanover Trust Company (a bank). He is also a director of American Home Products Corporation and various investment companies for which Paine Webber, Inc. and Mitchell Hutchins, Inc. serve as advisors.

         MARK N. KAPLAN, 66, has been a Director of the Company since April 1991. He has been a partner in the law firm of Skadden, Arps, Slate, Meagher & Flom for more than the past five years. Skadden, Arps, Slate, Meagher & Flom was retained by the Company during the Company's 1995 fiscal year, and is being retained by the Company during its 1996 fiscal year. He is also a director of Grey Advertising Inc., Diagnostic/Retrieval Systems, Inc., Refac Technology Development Corporation, The Harvey Group, Inc., American Biltrite, Inc., USA Mobile Communications, Inc., and MovieFone, Inc.


DIRECTORS WHOSE TERM OF OFFICE CONTINUES AFTER THE ANNUAL MEETING (CLASS II)


         WILLIAM SHAW, 71, a founder of the Company, has been President and Chairman of the Board of the Company for more than the past five years and has been employed in executive capacities by the Company and its predecessors since 1950. He has served as a Director of the Company since its formation in 1957.

         JEROME SHAW, 69, a founder of the Company, has been Executive Vice President and Secretary of the Company for more than the past five years and has been employed in executive capacities by the Company and its predecessors since 1950. He has served as a Director of the Company since its formation in 1957.

         JAMES J. GROBERG, 67, has been a Senior Vice President of the Company for more than the past five years and also served as Treasurer of the Company from 1987 through January 1994. He has served as a Director of the Company since 1987.

         William Shaw and Jerome Shaw are brothers. There are no other family relationships among the directors or executive officers of the Company. Messrs. William Shaw, Jerome Shaw and Irwin B. Robins are parties to employment agreements with the Company. See "Employment Agreements" under "Executive Remuneration".

         The Company has an Audit Committee, consisting of Messrs. Torell and Kaplan, which is authorized to examine and consider matters related to internal and external audits of the Company's accounts, the financial affairs and accounts of the Company, the scope of the independent auditor's engagement, the effect on the Company's financial statements of any proposed changes in generally accepted accounting principles, disagreements, if any, between the Company's independent auditors and management, the quality of the Company's system of internal accounting controls, and matters of concern to the independent auditors resulting from the audit, including the result of the independent auditor's review of internal accounting controls and suggestions for improvements. The Audit Committee met once separately from the entire Board during the past fiscal year.

         The Company's Board of Directors has no standing nominating or compensation committees.

         The Board of Directors met three times during the past fiscal year. Each director attended at least 75% of the meetings of the Board of Directors and committees on which he served which were held during the fiscal year.

                             EXECUTIVE REMUNERATION

SUMMARY COMPENSATION TABLE


         The following table sets forth information concerning the compensation of the Company's Chief Executive Officer and each of the four other highest compensated executive officers of the Company for services rendered in all capacities to the Company and its subsidiaries during the fiscal years ended November 3, 1995, October 28, 1994 and October 29, 1993:




                               ANNUAL COMPENSATION
                               -------------------
                                                                                             ALL
    NAME AND                                                                                OTHER
PRINCIPAL POSITION                    YEAR               SALARY (1)          BONUS       COMPENSATION (2)
- ------------------                    ----               ----------          -----       ----------------

William Shaw,                         1995               $348,365                          $1,575
   President and                      1994                330,000                           1,571
   Chief Executive Officer            1993                330,000                             902

Jerome Shaw,                          1995                348,365                           1,838
   Executive                          1994                330,000                           1,571
   Vice President                     1993                330,000                             902

James J. Groberg,                     1995                240,528          $15,000          1,595
   Senior Vice President and          1994                219,603           15,000          1,260
   Chief Financial Officer            1993                214,865           10,000            506

Irwin B. Robins,                      1995                214,135           10,000          1,851
   Senior Vice President              1994                202,500            5,000          1,452
                                      1993                196,577                             902

Howard B. Weinreich,                  1995                154,915            7,500          1,725
   General Counsel                    1994                145,167            5,000          1,051
                                      1993                139,878                             675





(1) Includes compensation deferred under the Company's deferred compensation plan and under Section 401(k) of the Internal Revenue Code of 1986, as amended (the "Code").


(2) Amounts in fiscal 1995 include premiums under the Company's group life insurance policy ($226 for William Shaw, $489 for Jerome Shaw, $246 for James J. Groberg, $502 for Irwin B. Robins and $376 for Howard B. Weinreich) and the market value at the date of contribution of the portion of the shares of Common Stock contributed by the Company under its Employee Stock Ownership Plan ($934 for each of the named executive officers), along with the market value at year-end 1995 of the portion of the shares forfeited by terminated employees under such plan ($415 for each of the named executive officers), which were allocated during fiscal 1996 with respect to fiscal 1995 to the named executive officers in accordance with the Plan.


STANDARD COMPENSATION OF DIRECTORS

         Each director of the Company who is not an officer or employee of the Company receives a director's fee at the annual rate of $25,000 and is also reimbursed for out-of-pocket expenses related to his services.

EMPLOYMENT AGREEMENTS

         The Company is a party to employment agreements dated as of May 1, 1987 with William Shaw and Jerome Shaw. These agreements, as amended, provide for the continued employment of each in his present executive capacity at an annual base salary, which is presently $355,000 (subject to increases and additional compensation, including bonuses, from time to time, at the discretion of the Board of Directors), until the April 30 which is five years next following the giving by either the Company or the executive of notice to terminate such employment. The agreements also provide for service thereafter for the remainder of the executive's life as a consultant to the Company for annual consulting fees equal to 75% for the first ten years of the consulting period, and 50% for the remainder of the consulting period, of his base salary as in effect immediately prior to the commencement of the consulting period. Upon the death of the executive, the Company will pay to his beneficiary a death benefit equal to three times his annual base salary at the date of death (if his death shall have occurred while employed as an executive), 2.25 times his annual base salary at the end of his employment as an executive (if his death shall have occurred during the first ten years of the consulting period) or 1.5 times his annual base salary at the end of his employment as an executive (if his death shall have occurred during the remainder of the consulting period). Each employment agreement permits the executive to accelerate the commencement of the consulting period if a "change in control" (as defined in the agreements) of the Company shall occur or if the Company's office where the executive presently performs his principal services shall be relocated to a different geographical area.

         The Company is also a party to an employment agreement dated as of May 1, 1987, as amended, with Irwin B. Robins, providing for his continued employment as Senior Vice President and head of the Company's Legal Department until April 30, 1998. Pursuant to the agreement, Mr. Robins is entitled to receive an annual base salary, which is presently $215,000 (subject to increases and additional compensation, including bonuses, from time to time, at the discretion of the Board of Directors). The agreement also provides that, if a "change in control" (as defined in the agreement) of the Company shall occur and thereafter either Mr. Robins shall elect to terminate his employment within two years after the occurrence of certain events (which generally are adverse changes in his compensation, position, function or location) or his employment shall be terminated by the Company for any reason other than death, incapacity or "cause" (as defined in the agreement), Mr. Robins will be entitled to receive (a) his regular compensation, including benefits, through the date on which his employment terminates, and (b) a lump-sum payment in an amount equal to 2.99 times his "base amount" (as defined in Section 280G (b) (3) of the Code). Mr. Robins will not be obligated to seek other employment nor mitigate the payment of the lump sum with any compensation received from other employment.

         Under the three employment agreements described above, William Shaw, Jerome Shaw and Irwin B. Robins are prohibited from engaging in any business competitive with the Company, competing with the Company for its customers or encouraging employees of the Company to leave their employment. These restrictions apply for the duration of the respective agreements and for one year thereafter if the executive's employment shall have been terminated by the Company "for cause" (as defined in his agreement). William Shaw and Jerome Shaw will not be bound by these restrictions after a "change in control" (as defined) of the Company shall have occurred if, during their respective consulting periods, they shall elect to terminate their respective employment agreements and thereby relinquish any further payments or other benefits thereunder.

   STOCK OPTION EXERCISES AND FISCAL YEAR END VALUES


         No options were granted to any of the executive officers named in the Summary Compensation Table during the year ended November 3, 1995. The following table sets forth certain information concerning Common Stock acquired upon the exercise of stock options during the Company's fiscal year ended November 3, 1995 by, and Common Stock subject to unexercised options held at November 3, 1995 by, the executive officers named in the Summary Compensation Table:





                                                                NUMBER OF SHARES
                                                                   UNDERLYING                  VALUE OF
                        SHARES                                 UNEXERCISED OPTIONS         IN-THE-MONEY OPTIONS
                        ACQUIRED           VALUE                  (EXERCISABLE/              (EXERCISABLE/
NAME                    ON EXERCISE      REALIZED (1)          UNEXERCISABLE)              UNEXERCISABLE) (2)
- ----                    -----------      ------------          --------------              ------------------

William Shaw                  -               -                   100,000/ -                 $1,425,000/ -
Jerome Shaw                   -               -                   100,000/ -                  1,425,000/ -
James J. Groberg           18,200          $165,175                   800/ -                     14,400/ -
Irwin B. Robins               -               -                        -   -                       -     -
Howard B. Weinreich         1,200            18,300                 5,600/ -                    66,400/  -





(1) Represents the closing price of the Company's Common Stock as reported by the National Association of Securities Dealers Automated Quotation System - National Market System ("NASDAQ/NMS") on the dates of exercise of the options, minus the option exercise price.

(2) Represents the closing sale price of the Company's Common Stock as reported by NASDAQ/NMS on November 3, 1995, minus the option exercise price.

   COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS


         To date, all decisions regarding the compensation of executive officers have been made by the entire Board of Directors. Accordingly, William Shaw, Jerome Shaw, Irwin B. Robins and James J. Groberg, executive officers of the Company, and Mark N. Kaplan (a partner in the law firm of Skadden, Arps, Slate, Meagher & Flom, which was retained by the Company during the Company's 1995 fiscal year and is being retained during the Company's 1996 fiscal year) participated in deliberations of the Company's Board of Directors concerning executive officer compensation during the year ended November 3, 1995. Each executive officer who is also a director does not participate in deliberations as to his own compensation.


   REPORT OF THE BOARD OF DIRECTORS WITH RESPECT TO EXECUTIVE COMPENSATION COMMITTEE

         Policies regarding the compensation of executive officers of the Company are determined by the full Board of Directors. Compensation of executive officers is comprised of salary as a base compensation, bonuses as a means of compensating executives for accomplishments in specific programs or projects or in meeting certain corporate goals and, at times, to foster long-term incentive, stock options.

         All determinations as to the compensation of each executive officer who is a member of the Company's Board of Directors is made on an individual by individual basis by the Board, after consultation with senior management, although, as noted above, an executive officer who is also a member of the Board does not participate in the Board's determination of his own compensation. In making its decisions, the Board gives effect to the executive's performance and responsibilities, inflationary trends, competitive market conditions and other subjective factors without affording specific weights to these factors. The compensation of the four executive officers who are not members of the Board is determined by senior management on the same subjective basis.

         As previously noted, William Shaw, President and Chief Executive Officer of the Company, Jerome Shaw, Executive Vice President, and Irwin B. Robins, Senior Vice President, are parties to employment agreements with the Company which established their compensation for the term of the agreement subject to increases at the discretion of the Board of Directors. During fiscal year 1995, the salary of each of William Shaw and Jerome Shaw was increased from $330,000 to $355,000. The Board's decision was made in the light of the success of the Company during fiscal year 1994 and the fact that neither had received an increase in salary since the Company's 1990 fiscal year.

         The Company does not anticipate that compensation to any officer in the foreseeable future will exceed the limits on deductibility imposed by Section 162 (m) of the Code.

      Board of Directors:  William Shaw    Jerome Shaw      James J. Groberg
                           Mark N. Kaplan  Irwin B. Robins  John R. Torell, III



  SHAREHOLDER RETURN PERFORMANCE GRAPH

         The following graph compares the cumulative total shareholder return on the Company's Common Stock with the cumulative total shareholder return on (a) equity securities traded on the National Association of Securities Dealers Automated Quotation System "NASDAQ" and (b) securities of companies traded on a national securities exchange or NASDAQ with market capitalizations that are within 5% of the market capitalization of the Company's Common Stock as at the end of the Company's latest fiscal year-end (this peer group was selected by the Company because the Company operates in five diverse industries). The comparison assumes $100 was invested on November 3, 1990 in the Company's Common Stock and in each of the comparison groups, and assumes reinvestment of dividends (the Company paid no dividends during the periods):



- --------------------------------------------------------------------------------

                                   1990   1991    1992     1993     1994   1995
                                   ----   ----    ----     ----     ----   ----
VOLT INFORMATION SCIENCES, INC.    $100   $ 92    $ 92     $195     $274   $492
NASDAQ MARKET INDEX                 100    127     123      162      172    204
PEER GROUP 1995                     100    140     141      169      157    176
- --------------------------------------------------------------------------------

         PROPOSAL TO AMEND THE COMPANY'S CERTIFICATE OF INCORPORATION TO
                        INCREASE AUTHORIZED COMMON STOCK



         Shareholders will be asked at the Annual Meeting to authorize an amendment to the Company's Certificate of Incorporation to increase the number of shares of Common Stock which the Company is authorized to issue from 15,000,000 shares to 30,000,000 shares (the "Amendment"). The Board of Directors of the Company has authorized the Amendment and unanimously recommends authorization of the Amendment by the Company's shareholders.


         The Company's Certificate of Incorporation presently authorizes the Company to issue 15,000,000 shares of Common Stock, as well as 500,000 shares of Preferred Stock. No shares of Preferred Stock are issued or outstanding. In October 1995, the Company issued 4,830,397 shares of Common Stock in payment of a two-for-one stock split. As a result of the stock split, issuances with respect to prior years' contributions to the Company's Employee Stock Ownership Plan (8,621 shares in fiscal 1995 and 18,349 shares in fiscal 1996) and stock option exercises (22,750 in fiscal 1995 and 4,400 shares thus far in fiscal
1996), the Company presently has outstanding 9,687,543 shares of Common Stock. In addition, 312,000 shares of Common Stock are reserved for issuance upon the exercise of options under the Company's 1980 Non-Qualified Stock Option Plan, (options covering all of such shares are presently outstanding and exercisable) and 800,000 shares are reserved for issuance under the Company's 1995 Non-Qualified Stock Option Plan (as to which no options have been granted to date). Accordingly, only 4,200,457 shares of Common Stock are unrestricted for future issuance.

         The Board of Directors believes that the proposed increase in the number of authorized shares is in the best interest of the Company and its shareholders as the availability thereof will provide the Company with the flexibility inherent in having an adequate number of authorized but unissued shares available for future issuances for further stock splits, financing requirements, acquisitions and other business opportunities, fulfilling the intentions of the Company's employee benefit plans and other corporate purposes. Although the Company has no specific plans at this time to issue any of the additional Common Stock proposed for authorization, other than under its Employee Stock Ownership Plan in a manner consistent with its past practice and upon the exercise of stock options granted or to be granted in the future under the Company's stock option plans, having such shares available for issuance will enable the Board of Directors to act in an expedient manner, without the expense or delay attendant in seeking shareholder approval at any special or annual meeting. If the proposed Amendment is authorized by shareholders, the additional 15,000,000 shares of Common Stock to be authorized would be issuable at any time, and from time to time, by action of the Board of Directors without further authorization by the Company's shareholders, except as may be required by applicable law or the rules of The Nasdaq Stock Market National
Market System or any exchange upon which the Company's Common Stock may be subsequently listed.

         The affirmative vote of the holders of a majority of the Company's outstanding Common Stock is required to authorize the proposed Amendment. Abstentions and broker non-votes will have the effect of a vote against this proposal. The Board of Directors recommends a vote "FOR" this proposal.

                        APPROVAL OF SELECTION OF AUDITORS

         The Board of Directors of the Company has, subject to shareholder approval, selected Ernst & Young LLP, independent public accountants, to audit the Company's financial statements for the fiscal year ending November 1, 1996. A resolution will be submitted to shareholders at the Annual Meeting for such approval. The affirmative vote of a majority of the votes cast at the Annual Meeting by the holders of shares entitled to vote thereon will be required to approve this resolution. Absentions and broker non-votes will have no effect on the outcome of the vote on this proposal. The Board of Directors recommends a vote `FOR' this resolution.

         Ernst & Young LLP has indicated to the Company that it intends to have a representative present at the Annual Meeting who will be available to respond to appropriate questions. Such representative will have the opportunity to make a statement if he so desires. If the resolution selecting Ernst & Young LLP as independent public accountants is approved by the shareholders, the Board of Directors nevertheless retains the discretion to select different auditors should it then deem it in the Company's best interest. Any such future selection need not be submitted to a vote of shareholders.

                             SOLICITATION OF PROXIES

         The cost of solicitation of Proxies, including the cost of reimbursing banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding Proxy soliciting material to beneficial owners of Common Stock, will be borne by the Company. Proxies may be solicited without extra compensation by certain officers and regular employees of the Company by mail and, if determined to be necessary, by telephone, telegraph or personal interviews.

                                  MISCELLANEOUS

         New York law permits a corporation to purchase insurance covering a corporation's obligation to indemnify directors and officers and also covering directors and officers individually, subject to certain limitations, in instances in which they may not otherwise be indemnified by the corporation. In March 1996, the Company renewed, for a period of one year, insurance policies from National Union Fire Insurance Company of Pittsburgh, Federal Insurance Company and Columbia Casualty Company covering reimbursement to the Company for any obligation it incurs as a result of indemnification of officers and directors and also covering indemnification for officers and directors individually in certain cases where additional exposure might exist. The annual premium cost of such policies to the Company for the current year is $294,000.

         Section 16(a) of the Securities Exchange Act requiries the Company's executive officers and directors, and persons who beneficially own more than 10% of the Company's Common Stock, to file initial reports of ownership, and reports of changes of ownership, of the Company's equity securities with the Securities and Exchange Commission and furnish copies of those reports to the Company. Based solely on a review of the copies of the reports furnished to the Company to date, or written representations that no reports were required, the Company believes that all reports required to be filed by such persons with respect to the Company's fiscal year ended November 3, 1995 were timely made, except that James J. Groberg filed one report late with respect to one transaction.

         Management does not intend to bring before the Annual Meeting any matters other than those specifically described above and knows of no matters other than the foregoing to come before the Annual Meeting. If any other matters or motions properly come before the Annual Meeting, it is the intention of the persons named in the accompanying form of Proxy to vote such Proxy in accordance with their judgment on such matters or motions, including any matter dealing with the conduct of the Annual Meeting.

         From time to time shareholders may present for consideration at meetings of shareholders proposals which may be proper subjects for inclusion in the proxy statement and form of proxy distributed in connection with such meetings. In order to be so included, such proposals must be submitted in writing on a timely basis. Shareholder proposals intended to be presented at the 1997 Annual Meeting of Shareholders must be received by the Company by February 6, 1997. Any such proposals, as well as any questions relating thereto, should be directed to the Secretary of the Company, 1221 Avenue of the Americas, New York, New York 10020-1579.

                                              By Order of the Board of Directors

                                                          Jerome Shaw,
                                                           Secretary

New York, New York
June 6, 1996

/X/ PLEASE MARK VOTES
    AS IN THIS EXAMPLE



                                      PROXY


                        VOLT INFORMATION SCIENCES, INC.


                  SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                      FOR ANNUAL MEETING OF SHAREHOLDERS OF
                         VOLT INFORMATION SCIENCES, INC.

The undersigned hereby appoints WILLIAM SHAW and JEROME SHAW, jointly and severally, Proxies with full power of substitution, to vote on behalf of the undersigned at the Annual Meeting of Shareholders of VOLT INFORMATION SCIENCES, INC. to be held on June 28, 1996, and at adjournments or postponements thereof, as indicated upon the following matters as described in the Notice of Meeting and accompanying Proxy Statement related to such meeting, receipt of which is acknowledged, and with discretionary power upon such other business as may come before the meeting, according to the number of votes and as fully as the undersigned would be entitled to vote if personally present, hereby revoking any prior Proxy or Proxies.


     1. The election of the following as nominees to serve as Class I directors (except as marked to the contrary below):

        IRWIN B. ROBINS    MARK N. KAPLAN    JOHN R. TORELL, III

        FOR /  /     WITHHOLD  /  /     FOR ALL EXCEPT /  /


INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK "FOR ALL EXCEPT" AND WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.

     --------------------------------------------------------------------------

     2. The proposal to authorize an amendment to the Company's Certificate of Incorporation to increase the number of shares of Common Stock that the Company is authorized to issue.
        FOR /  /  AGAINST /  /  ABSTAIN /  /

     3. The proposal to ratify the action of the Board of Directors in appointing Ernst & Young LLP as the Company's independent auditors for the fiscal year ending November 1, 1996.
        FOR /  /  AGAINST /  /  ABSTAIN /  /

The Board of Directors recommends a vote for the election of each nominee to serve as a Director and for each of the other proposals set forth in this Proxy.

Each properly executed Proxy will be voted in accordance with the specifications made above. If no specification is made, the shares represented by this Proxy will be voted FOR the election of all listed nominees and FOR Proposals 2 and 3.


  THE SUBMISSION OF THIS PROXY, IF EXECUTED PROPERLY, REVOKES ALL PRIOR PROXIES.




                    Please be sure to sign and date     /Date                 /
                    this Proxy in the box below.        /                     /
                                                        /...................../
                    /                                                         /
                    /                                                         /
                    /........................................................./
                      Stockholder sign above -- Co-holder (if any) sign above

   Detach above card, sign, date and mail in postage paid envelope provided.

                        VOLT INFORMATION SCIENCES, INC.

NOTE: Please sign your name or names exactly as set forth hereon. For jointly owned shares, each owner should sign. If signing as attorney, executor, administrator, trustee or guardian, please indicate the capacity in which you are acting. Proxies executed by corporations should be signed by a duly authorized officer.


                              PLEASE ACT PROMPTLY
                  SIGN, DATE AND RETURN THE PROXY CARD TODAY.